Exhibit 10.5

PERSEID THERAPEUTICS LLC

2009 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors, Members and Consultants, and to promote the success of the Company’s business by the grant of Common Units in the Company as Profits Interest Units.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board of Managers or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporation laws, U.S. federal and state securities laws, the Code, and the applicable law of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Common Units as Profits Interest Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Managers of the Company.

(f) “Buy-Out Units” has the meaning defined in the Investors’ Rights Agreement.

(g) “Cause” means (i) willful and continued failure to substantially perform the Service Provider’s duties with the Company (other than as a result of the Service Provider’s Disability) after a written demand for substantial performance is delivered to the Service Provider by the Company, which demand specifically identifies the manner in which the Company believes that the Service Provider has not substantially performed the Service Provider’s duties and that has not been cured within fifteen (15) days following receipt by the Service Provider of the written demand; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of the Company is likely to cause or has caused material injury to the Company’s business; (iii) dishonesty with respect to a significant matter relating to the Company’s business; or (iv) material breach of any agreement by and between the Service Provider and the Company, which material breach has not been cured within fifteen (15) days following receipt by the Service Provider of written notice from the Company identifying such material breach.

(h) “Buy-Out Option” has the meaning defined in the Investors’ Rights Agreement.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(j) “Committee” means a committee of the Board.

(k) “Common Unit” has the meaning defined in the Operating Agreement.

(l) “Company” means Perseid Therapeutics LLC, a Delaware limited liability company, or any successor thereto.

(m) “Consultant” means any person, including an advisor, who is engaged by the Company or a Parent or Subsidiary to render services to such entity, including service providers who are employees of entities engaged to provide such services.

(n) “Conversion” means the conversion of the legal form of the Company to a corporation.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(q) “Distribution Threshold” has the meaning defined in the Operating Agreement.

(r) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.

(s) “Exercise Price” has the meaning defined in the Investors’ Rights Agreement.

(t) “Fair Market Value” of a Profits Interest Unit means (i) as of any date prior to the expiration of the Buy-Out Option, (x) the value of Common Units derived from the deemed value of the Company in light of the applicable Exercise Price for the Buy-Out Units, the then fully-diluted capitalization of the Company, and the then liquidation preferences, participation rights and other terms and conditions of the Company’s Units less (y) the applicable Distribution Threshold for the Profits Interest Units and, (ii) as of the expiration of the Buy-Out Option and any date following such expiration, (x) the fair market value of the Common Units determined in good faith by the Administrator less (y) the applicable Distribution Threshold for the Profits Interest Units. Assuming there is no change to the initial structure and capitalization of the Company and assuming there are no unpaid dividends, the value of a Common Unit upon the exercise of the Buy-Out Option shall be equal the per unit exercise price of the Buy-Out Units less the liquidation preference of such unit.

(u) “Good Reason” means: (i) a reduction by the Company in the base compensation of the Service Provider of ten percent (10%) or more, except if agreed to in writing by the Service Provider; or (ii) the relocation of the Service Provider to a facility or a location more than thirty (30) miles from the Service Provider’s then present business location, except if agreed to in writing by the Service Provider; provided, however, that such events shall not constitute grounds for a Good Reason termination unless the Service Provider has provided notice to the Company of the existence of the one or more of the above conditions within ninety (90) days of its initial existence and the Company has been provided at least thirty (30) days to remedy the condition.

(v) “Investors’ Rights Agreement” shall mean that certain Investors’ Rights Agreement by and among the Company, Maxygen, Inc. and Astellas Pharma Inc.

(w) “Joint Venture Agreement” means that certain Master Joint Venture Agreement entered into by the Maxygen, Inc., Astellas Pharma Inc. and Astellas Bio Inc.

(x) “Liquidity Event” has the meaning defined in the Operating Agreement.

(y) “Operating Agreement” means the Limited Liability Company Agreement of Perseid Therapeutics LLC, as amended from time to time.

(z) “Member” means any Member of the Company, as defined in the Operating Agreement, who is providing services.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Plan” means this 2009 Equity Incentive Plan.

(dd) “Profits Interest Units” shall mean a Common Unit granted as a “profits interest” unit pursuant the Operating Agreement and the Plan.

(ee) “Service Provider” means an Employee, Member, Director or Consultant.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

(hh) “Voting Agreement” means the Voting Agreement dated as of September 18, 2009, by and among the Company, Maxygen, Inc. and Astellas Bio Inc.

3. Units Subject to the Plan.

(a) Units Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Common Units that may be subject to Awards and granted under the Plan is 15,000,000 Common Units. The Common Units may be authorized but unissued, or reacquired, Common Units.

(b) Lapsed Awards. If an Award is forfeited to the Company due to failure to vest or is repurchased by the Company, Common Units which were subject thereto will become available for future grant under the Plan (unless the Plan has terminated).

(c) Unit Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Common Units as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws. To the extent that any such Committee does not include the Minority Preferred Designee (as defined in the Voting Agreement), then the Minority Preferred Designee shall be entitled to attend in a non-voting, observer capacity all meetings of such Committee and to receive all notices and other communications (including, without limitation, Actions by Written Consent Without a Meeting) that are sent to members of such Committee in their capacity as such. Prior to the expiration of the Buy-Out Option, the vote of the Minority Preferred Designee shall be required for any amendment to the Plan.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to select the Service Providers to whom Awards may be granted hereunder;

(ii) to determine the number of Common Units to be covered by each Award granted hereunder;

(iii) to approve forms of Award Agreements for use under the Plan;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to the time or times when Awards may vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Common Units relating thereto, based in each case on such factors as the Administrator will determine;

(v) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(vii) to modify or amend each Award (subject to Section 17(c) of the Plan);

(viii) to repurchase Profits Interest Units pursuant to Section 6(c);

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(x) to allow a Participant to defer the receipt of the payment of cash or the delivery of property that otherwise would be due to such Participant under an Award; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5. Eligibility. Awards may be granted only to Service Providers.

6. Profits Interest Units.

(a) Profits Interest Agreement. Subject to the terms of the Plan and the Operating Agreement, the Administrator may grant Profits Interest Units in such amounts as the Administrator, in its sole discretion, will determine. Each Profits Interest grant will be evidenced by a Profits Interest Agreement that will specify the number of Common Units that are being granted as Profits Interest Units, the Distribution Threshold, the vesting schedule, if any, applicable to the Profits Interest grant, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Forfeiture. If a Participant’s status as a Service Provider is terminated for any reason by the Participant or the Company before the Profits Interest Units have vested, unless otherwise determined by the Administrator or unless otherwise provided in the Profits Interest Agreement, the Participant will forfeit all non-vested Profits Interest Units to the Company for no consideration without further action by the Company.

(c) Repurchase Provision. The Administrator shall have the right to repurchase any Participant’s Profits Interest Units at any time (including during such time as a Participant is no longer a Service Provider) for a payment in cash at a price per Unit equal to the per-Profits Interest Unit Fair Market Value.

(d) Rights as a Member. Each Participant granted a Profits Interest Award shall agree to be bound by and comply with the terms of the Operating Agreement and shall become a party to the Operating Agreement upon executing a Profits Interest Award Agreement. No certificate representing the Profits Interest Unit will be issued, and the Profits Interest Unit shall have no voting or other rights other than as expressly set forth herein, in the applicable Award Agreement or in the Operating Agreement.

(e) Payment. Unless otherwise determined by the Administrator, no amount shall be paid to the Company for the grant of Profits Interest Units.

(f) Distributions. A Participant shall be entitled to distributions with respect to a Profits Interest only as provided in the Operating Agreement (if at all).

7. Conversion. Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction,

and subject to the Operating Agreement, upon a Conversion, all Awards granted under the Plan shall be exchanged for or converted into shares of the resulting corporation’s common stock, stock options or other equity-based awards, in each case with terms substantially equivalent to the terms of the Awards they are intended to replace.

8. Compliance With Code Section 409A. Each Award under the Plan is intended to be exempt from Code Section 409A pursuant to IRS Notice 2005-1, Q&A 7, and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.

9. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Subsidiary. No such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

10. Limited Transferability of Awards. Awards granted under the Plan shall be subject to the terms and conditions of the Operating Agreement and any special forfeiture conditions, rights of repurchase, rights of first refusal or other transfer restrictions as determined by the Board. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution. If the Administrator makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

11. Adjustments; Liquidity Event.

(a) Adjustments. In the event that any recapitalization, reorganization, merger, split-up, spin-off, subdivision or combination of Common Units, repurchase, or exchange of Common Units or other securities of the Company, or other change in the capital structure of the Company affecting the Common Units occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Common Units that may be delivered under the Plan and/or the number, class, and Distribution Threshold of Common Units covered by each outstanding Award.

(b) Liquidity Event. In the event of a Liquidity Event (other than a Liquidity Event resulting from the exercise of the Buy-Out Option, which shall be provided for under Section 12), each outstanding Award will be subject to the Operating Agreement and to the agreement governing the Liquidity Event. The agreement governing the Liquidity Event shall provide for one more of the following: (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of equity and prices; (ii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Liquidity Event; (iii) outstanding Awards will (A) terminate in exchange for an amount of cash and/or property, if any, equal to the per- Profits Interest Unit Fair Market Value multiplied by the number of vested Common Units underlying the

Award (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been payable with respect to a Common Unit under the Operating Agreement, then such Award may be terminated by the Company without payment), or (B) be replaced with other rights or property selected by the Administrator in its sole discretion; or (iv) any combination of the foregoing. In taking any of the actions permitted under this subsection 11(b), the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly. Notwithstanding anything in this Section 11(b) to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

12. Exercise of Buy-Out Option. Upon the consummation of a Liquidity Event resulting from the exercise of the Buy-Out Option (the “Option Closing”), (a) all outstanding vested Awards shall terminate in exchange for a cash payment for each vested Unit equal to the per-Profits Interest Unit Fair Market Value; and (b) all outstanding unvested Awards shall have their remaining vesting schedules automatically amended so as to vest 100% on the earliest of the following dates: (A) the six-month anniversary of the Option Closing, subject to the holder remaining a Service Provider through such new vesting date; (B) the involuntary termination of the Service Provider without Cause, other than due to death or Disability, (C) the voluntary termination of the Service Provider for Good Reason, or (D) such earlier time as is specified by the Administrator in its sole discretion, at which time Awards that vest shall terminate in exchange for a cash payment for each Unit equal to the per-Profits Interest Unit Fair Market Value. Unvested Awards subject to the previous sentence will not vest if, prior to the six-month anniversary of the Option Closing, the Participant voluntarily terminates as a Service Provider without Good Reason or is terminated for Cause and such Awards will be forfeited to the Company for no consideration without further action by the Company upon such termination. Prior to the earlier of the consummation of a Liquidity Event (including a Liquidity Event resulting from the exercise of the Buy-Out Option) or their repurchase pursuant to Section 6(c), the Profits Interest Units shall not be entitled to receipt of any payment pursuant to the terms of this Plan.

Example: The Buy-Out Option is exercised on the 2-year anniversary of the closing of the transactions establishing the Company (the “Closing”), and the holders of Perseid Therapeutics LLC Common Units receive $0.62 per Unit. Employee Alpha was granted 40,000 Common Units as Profits Interest Units on the Closing, (the “Alpha Units”) with a $0.06 per Unit Distribution Threshold. The Alpha Units had an original vesting schedule where 25% of the Alpha Units vested on the first anniversary of the grant date, and 1/48th of the Alpha Units granted vested each month thereafter, so as to be 100% vested on the fourth anniversary of the Alpha Units grant date, subject to the Service Provider remaining as such through each vesting date. Accordingly, the Alpha Units are 50% vested on the date the Buy-Out Option is exercised. At this time, Employee Alpha receives $11,200 in respect of the vested Alpha Units (20,000 times the per-Profits Interest Unit Fair Market Value, which is $0.56 ($0.62 minus the $0.06 Distribution Threshold)). The unvested Alpha Units have their remaining vesting schedule automatically adjusted so the Common Units vest upon the first to occur of: (A) the six-month anniversary of the Option Closing, subject to the holder remaining a Service Provider through such new vesting date; (B) the involuntary termination of the

Service Provider without Cause, other than due to death or Disability, (C) the voluntary termination of the Service Provider for Good Reason, or (D) such earlier time as is specified by the Administrator in its sole discretion. Assuming Employee Alpha remained employed through the six-month anniversary of the Option Closing, then the remaining Alpha Units will vest and Employee Alpha will receive a payment equal to the amount payable for such Units under the Buy-Out Option of $11,200 (20,000 times the per-Profits Interest Unit Fair Market Value of $0.56). The foregoing example assumes no change to the initial structure and capitalization of the Company and assumes there are no unpaid dividends.

13. Tax Withholding. Prior to the delivery of any Common Units or cash pursuant to an Award (or vesting thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

14. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

15. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

16. Term of Plan. Subject to Section 20 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 17, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or Member approval of an increase in the number of Common Units reserved for issuance under the Plan.

17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan; provided that, prior to the expiration of the Buy-Out Option, the approval of the Minority Preferred Designee shall be required to for any amendment to the Plan.

(b) Member Approval. The Company will obtain Member approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Common Units.

(a) Legal Compliance. Common Units will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Common Units will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the receipt of an Award, the Company may require the person exercising such Award to represent and warrant that Common Units are being purchased only for investment and without any present intention to sell or distribute such Common Units if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Common Units Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Units as to which such requisite authority will not have been obtained.

20. Member Approval. The Plan will be subject to approval by the Members of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such Member approval will be obtained in the manner and to the degree required under Applicable Laws.

PERSEID THERAPEUTICS LLC 2009 EQUITY INCENTIVE PLAN

NOTICE OF PROFITS INTEREST UNIT GRANT

You have been granted Profits Interest Units of Perseid Therapeutics LLC (“Perseid” or “Company”) as consideration for the provision of services to or for the benefit of Perseid pursuant to the terms of the attached Profits Interest Unit Agreement. A Profits Interest Unit is a special type of Company Common Unit that allows you to potentially participate in a future increase in the value of Perseid. The principal terms of the grant are as follows:

Name of Grantee:

Total Number of Profits Interests Units:

Distribution Threshold per Unit:

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:

The potential value of your Profits Interest Unit, to the extent vested, is equal to the fair market value of the Profits Interest Unit at the time of a Liquidity Event, such as a buy-out of Maxygen’s equity interest in Perseid by Astellas or the sale of Perseid to another company. The Fair Market Value is calculated as being equal to (x) the deemed value of a Common Unit at the time of the Liquidity Event less (y) the deemed value of a Common Unit at the time the Profits Interest Unit was granted (aka, the “Distribution Threshold”).

The Administrator of the Perseid Therapeutics LLC 2009 Equity Incentive Plan (the Board of Managers of Perseid) determined the Distribution Threshold and will determine the value of the Common Unit at the time of the Liquidity Event. Subject to changes in Perseid’s structure and/or capitalization, the value of a Common Unit at the time of a buy-out Maxygen’s equity interest in Perseid by Astellas is expected to be equal to the value of a Series A Preferred Unit (the type of Unit held by Maxygen) less its $1.00 per unit liquidation preference.

For example, and again assuming no changes in initial Perseid structure or capitalization and assuming there are no unpaid dividends, if Astellas buys-out Maxygen’s Series A units at a price of $1.62 per share the deemed value of a Common Unit would be $0.62 per share. The holder of a Profits Interest Units with a Distribution Threshold of $0.06 would receive $0.56 per Profits Interest Unit.

By your signature and the signature of Perseid’s representative on the Profits Interest Unit Agreement, you and Perseid agree that the Profits Interest Units are granted under and governed by the terms and conditions of your particular Profits Interest Unit Agreement, the Perseid Therapeutics 2009 Equity Incentive Plan and the Perseid LLC Agreement (the “Operating Agreement”), each of which are attached to and made a part of this document.

THE PROFITS INTEREST UNITS GRANTED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE GRANTEE HEREBY AGREES THAT ALL COMMON UNITS ACQUIRED PURSUANT TO THIS AGREEMENT SHALL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE OPERATING AGREEMENT.

PERSEID THERAPEUTICS LLC 2009 EQUITY INCENTIVE PLAN:

PROFITS INTEREST UNIT AGREEMENT

THIS PROFITS INTEREST UNIT AGREEMENT (the “Agreement”) is entered into as of             , 200  , by Perseid Therapeutics LLC, a Delaware limited liability company (the “Company”), and                                 (the “Grantee”).

SECTION 1. Grant of Profits Interest Units.

(a) Profits Interest Units. On the terms and conditions set forth in the Notice of Profits Interest Unit Grant and this Agreement, the Company grants to the Grantee on the Date of Grant the number of Common Units issued as Profits Interest Units (the “Profits Interest Units”) set forth in the Notice of Profits Interest Unit Grant. The Profits Interest Units granted under this Agreement are intended to meet the definition of a “profits interest” in I.R.S. Revenue Procedure 93-27 and with I.R.S. Revenue Procedure 2001-43. Accordingly, at the time the Profits Interest Units are granted, such Profits Interest Units will not give the Grantee a share of the proceeds if the Company’s assets were sold at fair market value and the proceeds of such disposition were distributed in complete liquidation of the Company, but give the holder a right to share in the appreciation in the value of the Company from the date of receipt forward.

(b) Profits Interest Distribution Threshold. The Profits Interest Distribution Threshold per Profits Interest Unit shall be the amount set forth in the Notice of Profits Interest Unit Grant.

(c) Member or Assignee of the Company. Upon the Date of Grant set forth in the Notice of Profits Interest Unit Grant, the Grantee shall be admitted as a Member of the Company, subject to the terms of the Operating Agreement.

(d) Plan and Operating Agreement. The Profits Interest Units are granted pursuant to the Plan and pursuant to the Operating Agreement, a copy of each of which the Grantee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Subject to Section 17(c) of the Plan, in the event of any conflict between the terms of the Plan and this Agreement, the Plan shall prevail. As a condition of grant of the Profits Interest Unit and upon signing this Agreement the Grantee shall become a party to the Operating Agreement for all purposes. Grantee acknowledges that he or she (i) has read the Operating Agreement, the Plan and this Agreement, (ii) accepts and agrees to be bound by the terms of the Operating Agreement, the Plan and this Agreement, and (iii) assumes all of the rights and obligations of a Member of the Company. The Schedule A of the Operating Agreement shall be amended to reflect (i) the grant of Profits Interest Units to the Grantee under this Agreement and (ii) any forfeiture of Profits Interest Units by the Grantee.

(e) Withholding Taxes. The Grantee shall make such arrangements as the Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the grant of Profits Interest Units under this Agreement or distributions with respect to such Profits Interest Units. The Grantee shall also make such arrangements as the Board of Managers may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of the Profits Interest Units.

(f) Defined Terms. Unless otherwise defined herein (including in Section 13 of this Agreement), the terms defined in the Plan shall have the same defined meanings in this Agreement.

SECTION 2. Forfeiture of Profits Interest Units.

(a) Surrender. Until the Profits Interest Units vest in accordance with Subsection (b) below, all non-vested Profits Interest Units shall be “Restricted Units.” Upon the termination of Service of the Grantee, the Grantee’s Restricted Units shall be surrendered to the Company without payment of consideration therefore. The Company, however, may elect to allow the Grantee to retain all or a portion of the Restricted Units.

(b) Vesting. The Profits Interest Units shall vest and shall become “Vested Units” as provided in the Vesting Schedule of the Notice of Profits Interest Unit Grant.

(c) Escrow. Upon issuance, the certificate(s) (if any) for Restricted Units shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash distributions on Restricted Units (or on other securities held in escrow) shall be paid directly to the Grantee and shall not be held in escrow. Restricted Units, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company upon forfeiture of such Restricted Units or (ii) released to the Grantee upon his or her request to the extent that the Profits Interest Units have become Vested Units (but not more frequently than once every six months). In any event, all Vested Units, together with any other vested assets held in escrow under this Agreement, shall be released within 90 days after the earlier of (i) the termination of the Grantee’s Service or (ii) the Vesting of all of the Profits Interest Units.

(d) Distributions. The Company shall make tax and other distributions to the Grantee in accordance with the terms of the Operating Agreement, and all such distributions shall be subject to the terms of the Operating Agreement.

(e) Termination of Rights as to Forfeited Restricted Units. The Grantee shall have no rights with respect to any Restricted Units that are forfeited to the Company. Such Restricted Units shall be deemed to have been forfeited pursuant to this Section 2, whether or not the certificate(s) (if any) for such Restricted Units have been delivered to the Company and whether or not the Company takes any action.

(f) Additional or Exchanged Securities and Property. In the event that any recapitalization, reorganization, merger, split-up, spin-off, subdivision or combination of Common Units, repurchase, or exchange of Common Units or other securities of the Company, or other change in the capital structure of the Company affecting the Common Units occurs, appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Units. Any Restricted Units shall immediately be subject to the same vesting provisions that were applicable to such Restricted Units prior to the adjustment described in this Subsection (f).

(g) Repurchase. The Grantee further agrees to surrender to the Company any Restricted or Vested Units subject to repurchase by the Company as provided in Section 6(c) of the Plan.

SECTION 3. No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Profits Interest Units under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Profits Interest Units under this Agreement to comply with any law.

SECTION 4. Restrictions On Transfer.

(a) Transfer of Restricted Units. The Grantee shall not sell, pledge, assign, hypothecate, or otherwise transfer any Restricted Units without the Company’s written consent.

(b) Operating Agreement. Vested Units acquired under this Agreement shall be subject to the transfer provisions of the Operating Agreement, including (without limitation) any right of first refusal or buy/sell agreement.

(c) Market Stand-Off.

(i) Neither the Grantee nor any holder the Profits Interest Units acquired under this Agreement (either, a “Holder”) shall sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Profits Interest Units acquired under this Agreement (or other equity securities of the Successor Entity) held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The obligations described in this Section 4(c) shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with appropriate legends with respect to the Company Securities (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section

(ii) The Grantee agrees to execute and deliver such other agreements as may be reasonably requested by the Company, the Successor Entity or the underwriter which are consistent with Subsection (c)(i) or which are necessary to give further effect thereto. In addition, if requested by the Company, the Successor Entity or the representative of the underwriters of Profits Interest Units (or other securities) of the Company or the Successor Entity, the Grantee shall provide, within ten (10) days of such request, such information as may be required by the Company, the Successor Entity or such representative in connection with the completion of any public offering of the Company’s or the Successor Entity’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Subsection (c) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

(d) Securities Law Restrictions. Regardless of whether the offering and issuance of Profits Interest Units under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Profits Interest Units (including the placement of appropriate legends on Profit Interest Unit certificates or the imposition of stop transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(e) Grantee Representations. In connection with the issuance and acquisition of the under this Agreement, the Grantee hereby represents and warrants to the Company as follows:

(i) The Grantee is acquiring and will hold the Profits Interest Units for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Grantee understands that the Profits Interest Units have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Profits Interest Units must be held indefinitely, unless they are subsequently registered under the Securities Act or the Grantee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Grantee further acknowledges and understands that the Company is under no obligation to register the Profits Interest Units.

(iii) The Grantee is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three month period not exceeding specified limitations. The Grantee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Grantee will not sell, transfer or otherwise dispose of the Profits Interest Units in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Grantee agrees that he or she will not dispose of the Profits Interest Units unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Profits Interest Units and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Profits Interest Units under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Profits Interest Units under the securities laws or regulations of any State.

(v) The Grantee has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Profits Interest Units, and the Grantee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Profits Interest Units.

(vi) The Grantee is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Grantee is able, without impairing his or her financial condition, to hold the Profits Interest Units for an indefinite period and to suffer a complete loss of his or her investment in the Profits Interest Units.

(f) Rights of the Company. The Company shall not be required to (i) transfer on its books any Profits Interest Units that have been sold or transferred in contravention of this Agreement or the Operating Agreement or (ii) treat as a Member of the Company or as the owner of Profits Interest Units, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Profits Interest Units have been transferred in contravention of this Agreement or the Operating Agreement.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 4 shall be conclusive and binding on the Grantee and all other persons.

SECTION 5. Adjustment of Profits Interest Units. In the event of any transaction described in Section 11(a) of the Plan, the number and class of Common Units granted as Profits Interest Units shall be adjusted as set forth in Section 11(a) of the Plan and the Profits Interest Distribution

Threshold shall be appropriately adjusted. In the event of a Liquidity Event (other than a Liquidity Event resulting from the exercise of the Buy-Out Option), this Profits Interest Unit Award shall be subject to the agreement governing the Liquidity Event (subject to Section 11(b) of the Plan) and the Operating Agreement. Upon the consummation of a Liquidity Event resulting from the exercise of the Buy-Out Option, this Profits Interest Unit Award shall be subject to Section 12 of the Plan.

SECTION 6. Successors And Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Grantee and the Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or the Operating Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof or of the Operating Agreement.

SECTION 7. No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 8. Tax Election. The acquisition of the Profits Interest Units may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit I. The Grantee should consult with his or her tax advisor to determine the tax consequences of acquiring the Profits Interest Units and the advantages and disadvantages of filing the Code Section 83(b) election. The Grantee acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Grantee requests the Company or its representatives to make this filing on his or her behalf.

SECTION 9. Legends. All certificates evidencing Profits Interest Units shall bear the following legends:

“THE INTERESTS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. SUCH INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS COVERING SUCH SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UNLESS SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO ONE OR MORE EXEMPTIONS UNDER THE SECURITIES ACT AND/OR STATE LAW.

THE INTERESTS REPRESENTED HEREBY ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND OTHER OBLIGATIONS CONTAINED IN A

LIMITED LIABILITY COMPANY AGREEMENT AND A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE INTERESTS (OR THE PREDECESSOR IN INTEREST TO THE INTERESTS), A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE FURNISHED WITHOUT COST TO THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

If required by the authorities of any state in connection with the issuance of the Profits Interest Units, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 10. Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company in accordance with this Section 10.

SECTION 11. Entire Agreement. The Notice of Profits Interest Unit Grant, this Agreement, the Plan, and the Operating Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 12. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 13. Definitions. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Operating Agreement. As used in this Agreement:

(a) “Assignee” shall mean a transferee of a Profits Interest Unit who has not been admitted as a Member, as provided in the Operating Agreement.

(b) “Board of Managers” shall have the meaning as provided in the Operating Agreement.

(c) “Date of Grant” shall mean the date specified in the Notice of Profits Interest Unit Grant, which date shall be the later of (i) the date on which the Board of Managers resolved to grant the Profits Interest Units or (ii) the first day of the Grantee’s Service.

(d) “Distribution Threshold” shall mean the minimum amount determined by the Board of Managers in its reasonable discretion to be necessary to cause the Common Unit to constitute a “profits interest” for U.S. federal income tax purposes or such greater amount as the Board of Managers, in its reasonable discretion, may determine.

(e) “Manager” shall mean a person who serves as a Manager of the Company pursuant to the Operating Agreement.

(f) “Notice of Profits Interest Unit Grant” shall mean the document so entitled to which this Agreement is attached.

(g) “Grantee” shall mean the person named in the Notice of Profits Interest Unit Grant.

(h) “Profits Interest Unit” shall mean a Common Unit issued with a Profits Interest Distribution Threshold Amount.

(i) “Restricted Units” shall mean Profits Interest Units granted under this Agreement that are not Vested Units.

(j) “Service” shall mean service as an Employee, Director, Member or Consultant.

(k) “Successor Entity” means the Company’s successor in a Conversion or otherwise.

(l) “Vest” shall mean the times when Profits Interest Units cease to be subject to forfeiture to the Company in accordance with Section 2 of this Agreement and the Vesting Schedule of the Notice of Profits Interest Unit Grant.

(m) “Vested Units” shall mean Profits Interest Units granted under this Agreement that have vested in accordance with Section 2 of this Agreement and the Vesting Schedule of the Notice of Profits Interest Unit Grant.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

GRANTEE:	PERSEID THERAPEUTICS LLC

By:
Title:

EXHIBIT I

SECTION 83(b) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

(1)	The taxpayer who performed the services is:

Name:

Address:

Social Security No.:

(2)	The property with respect to which the election is made is Profits Interest Units of Perseid Therapeutics LLC (the “Company”).

(3)	The property was transferred on , 200 .

(4)	The taxable year for which the election is made is the calendar year 200 .

The property is subject to forfeiture under the terms of an agreement between the taxpayer and the Company. The forfeiture restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

(5)	The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction that, by its terms, will never lapse) is $0 per Profits Interest Unit.

(6)	The amount paid for such property is $0 per Common Unit.

(7)	A copy of this statement was furnished to the person for whom taxpayer rendered the services underlying the transfer of such property.

(8)	This statement is executed on , 200 .

Signature of Spouse (if any)	Signature of Taxpayer

The deadline for filing this election with the Internal Revenue Service is 30 days after the date of purchase. The election must be filed with the Internal Revenue Service Center where the Grantee files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Grantee must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.